UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on or about August 20, 2013,Cardinal Energy Group, Inc. (the “Company”) entered into the following agreements:

1. Note Purchase Agreement (“NPA 1”) with Equity Trust Company fbo Amy Alley, 401K (“Purchaser 1”) in which Purchaser 1 loaned to the Company $98,485.75 under the terms as set forth in NPA 1 and as set forth in the corresponding Convertible Promissory Note (“Note 1”) executed by the Company, as obligor. Note 1 matures 120 days from date of issue, is convertible into shares of the Company’s common stock (the “Common Stock”) and requires the up-front payment to Purchaser 1 of 131,313 shares of the Company’s restricted Common Stock as paid-up interest valued at $98,484.75.

2. Note Purchase Agreement (“NPA 2”) with Equity Trust Company fbo Amy Alley, Roth IRA (“Purchaser 2”) in which Purchaser 2 loaned to the Company $12,498 under the terms as set forth in NPA 2 and as set forth in the corresponding Convertible Promissory Note (“Note 2”) executed by the Company, as obligor. Note 2 matures 120 days from date of issue, is convertible into shares of the Company’s Common Stock and requires the up-front payment to Purchaser 2 of 16,664 shares of the Company’s restricted Common Stock as paid-up interest value at $12,498.

3. Note Purchase Agreement (“NPA 3”) with Equity Trust Company fboScottie Alley, 401K (“Purchaser 3”) in which Purchaser 3 loaned to the Company $39,249.75 under the terms as set forth in NPA 3 and as set forth in the corresponding Convertible Promissory Note (“Note 3”) executed by the Company, as obligor. Note 3 matures 120 days from date of issue, is convertible into shares of the Company’s Common Stock and requires the up-front payment to Purchaser 3 of 52,333 shares of the Company’s restricted Common Stock as paid-up interest valued at $39,249.75.

4. Note Purchase Agreement (“NPA 4”) with Equity Trust Company fbo Scottie Alley, Roth IRA (“Purchaser 4”) in which Purchaser 4 loaned to the Company $17,478.75 under the terms as set forth in NPA 4 and as set forth in the corresponding Convertible Promissory Note (“Note 4”) executed by the Company, as obligor. Note 4 matures 120 days from date of issue, is convertible into shares of the Company’s Common Stock and requires the up-front payment to Purchaser 4 of 23,305 shares of the Company’s restricted Common Stock as paid-up interest valued at $17, 478.75.

5. Note Purchase Agreement (“NPA 5”) with Scottie and Amy Alley, JTWROS (“Purchaser 5”) in which Purchaser 5 loaned to the Company $82,288.25 under the terms as set forth in NPA 5 and as set forth in the corresponding Convertible Promissory Note (“Note 5”) executed by the Company, as obligor. Note 5 matures 120 days from date of issue, is convertible into shares of the Company’s Common Stock and requires the up-front payment to Purchaser 5 of 109,719 shares of the Company’s restricted Common Stock as paid-up interest valued at $82, 288.25.

The above descriptions are qualified in their entirety by actual terms of the above Note Purchase Agreements and Convertible Promissory Notes. As each Note and Purchase Agreement is substantially the same, a form for each is filed as exhibits to the Current Report on Form 8-K.

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Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On or about August 20,2013, the Company issued to the above purchasers, a total of 333,334 unregistered, restricted shares of its Common Stock valued at approximately $249,999 as paid-up interest for the above loan transactions. The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Note Purchase Agreement with Equity Trust Company
10.2	Form of Convertible Promissory Note in favor of Equity Trust Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013

CARDINAL ENERGY GROUP, INC.

By:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer (principal executive officer)

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